UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Smith Micro Software, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 28, 2020

Dear Smith Micro Stockholders:

We are pleased to invite you to the 2020 Annual Meeting of Stockholders of Smith Micro Software, Inc. to be held on Tuesday, June 9, 2020, at 11:00 a.m. Eastern Time via live webcast at the virtual meeting site, www.meetingcenter.io/215415808.

We will conduct a virtual online Annual Meeting this year, so our shareholders can participate from any geographic location with Internet connectivity. We believe this is will enhance accessibility to our Annual Meeting for all of our stockholders, and is particularly important for our stockholders, employees, and community this year in light of evolving public health and safety considerations posed by the spread of the coronavirus, or COVID-19. Stockholders will be able to attend and participate in the Annual Meeting online, vote shares electronically, and submit questions prior to and during the Annual Meeting as described in the enclosed proxy statement.  We are pleased to embrace the latest technology to provide expanded access and enable greater stockholder attendance and participation from any location around the world.

The expected actions to be taken at the Annual Meeting, which include the election of two directors, are described in the attached Proxy Statement and Notice of Annual Meeting of Stockholders. In addition to the Proxy Statement, we are mailing or making available to you a copy of our Annual Report on Form 10-K for the year ended December 31, 2019, which we encourage you to read. Our Annual Report includes our audited financial statements for 2019 and information about our operations, markets and products.

We are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of the attached Proxy Statement and our 2019 Annual Report.  The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials, including the attached Proxy Statement, our 2019 Annual Report and a form of proxy card. All stockholders who have previously requested a paper copy of our proxy materials will continue to receive a paper copy of the proxy materials by mail.

Your vote is important. Whether or not you plan to participate in the Annual Meeting, which will be held online this year, you can be sure your shares are represented at the meeting by promptly voting your shares as instructed in the Notice, or by requesting a printed proxy card, if you prefer, and completing, signing, dating and returning the printed proxy card by mail. If you later decide to participate in the Annual Meeting and wish to change your vote, you may do so simply by voting online during the meeting.

To log in to and participate in this year’s virtual Annual Meeting, you will need the stockholder control number and meeting password located on the Notice, on your proxy card or on the instructions that accompanied your proxy materials. Please keep this information in a safe place so it is available to you for the meeting.

We look forward to having you join us online at the Annual Meeting.

Sincerely,

William W. Smith, Jr.
Chairman of the Board,
President & Chief Executive Officer
Smith Micro Software, Inc.

SMITH MICRO SOFTWARE, INC.

5800 Corporate Dr., 5th Floor

Pittsburgh, PA 15237

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 9, 2020

Notice is hereby given that the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Smith Micro Software, Inc. (the “Company”) will be held on Tuesday, June 9, 2020, at 11:00 a.m. Eastern Time, at the virtual meeting site www.meetingcenter.io/215415808.  The Annual Meeting will be held solely online, and as such there is no physical address for the Annual Meeting.  The Annual Meeting will be held for the following purposes as more fully described in the Proxy Statement accompanying this notice:

1.	Election of Directors. The election of two (2) directors to serve on our Board of Directors until the 2023 Annual Meeting of Stockholders or until their successors are duly elected and qualified.
2.	“Say-On-Pay” Proposal. Non-binding advisory vote to approve the 2019 compensation of named executive officers.
3.

Ratification of the appointment of SingerLewak LLP. Ratification of the appointment of SingerLewak LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

4.	Approval of an amendment to the Smith Micro Software, Inc. 2015 Omnibus Equity Incentive Plan. Approval of an amendment to authorize additional shares for issuance under the plan.
5.	Other Business. Any other business properly brought before the stockholders at the Annual Meeting, or at any adjournment or postponement thereof.

The close of business on April 15, 2020 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. Only stockholders of record at such time will be so entitled to vote. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by stockholders on the Annual Meeting site at www.meetingcenter.io/215415808.

You are cordially invited to participate in the Annual Meeting. Whether or not you plan to participate in the Annual Meeting online, we urge you to ensure your representation by voting by proxy promptly in accordance with the Notice of Internet Availability of Proxy Materials (the “Notice”) or by requesting a printed proxy card, if you prefer, and completing, signing, dating and returning the proxy card, or the form forwarded by your bank, broker or other holder of record, by mail. If you attend the Annual Meeting online and vote your shares at that time, your proxy will not be used.

A majority of the outstanding shares of Common Stock entitled to vote must be represented at the Annual Meeting in order to constitute a quorum. Please vote your shares in accordance with the Notice or return your proxy card in order to ensure that a quorum is obtained.

By Order of the Board of Directors,

/s/ Timothy C. Huffmyer
Timothy C. Huffmyer
Corporate Secretary Pittsburgh, Pennsylvania April 28, 2020

Important notice regarding the availability of proxy materials for the stockholder meeting to be held June 9, 2020: The Proxy Statement and Annual Report are available at http://www.edocumentview.com/SMSI.

Your vote is very important, regardless of the number of shares you own. In accordance with Securities and Exchange Commission (“SEC”) rules, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials to our stockholders via the Internet. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail, you will not receive a printed copy of the proxy materials unless you request to receive them in accordance with the instructions provided in the Notice. The Notice contains instructions on how to access and review all of the important information contained in the proxy materials over the Internet. The Notice also instructs how you may submit your proxy over the Internet. If you received a Notice and would like to receive a printed copy of our proxy materials, including our Annual Report on Form 10-K, follow the instructions for requesting such materials included in the Notice.

SMITH MICRO SOFTWARE, INC.

PROXY STATEMENT

SMITH MICRO SOFTWARE, INC.

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 9, 2020

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

General

This Proxy Statement contains information related to the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Smith Micro Software, Inc. (“Smith Micro,” the “Company,” “we,” “our” or “us”), which will be held on Tuesday, June 9, 2020, at 11:00 a.m. Eastern Time, and any postponements or adjournments thereof.  We will host the Annual Meeting solely online via live webcast this year, so our shareholders can participate from any geographic location with Internet connectivity. We believe this is will enhance accessibility to our Annual Meeting for all of our stockholders, and is particularly important for our stockholders, employees, and community this year in light of evolving public health and safety considerations posed by the spread of the coronavirus, or COVID-19.

In accordance with Securities and Exchange Commission (“SEC”) rules, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials to our stockholders via the Internet. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail, you will not receive a printed copy of the proxy materials other than as described below. The Notice contains instructions on how to access and review all of the important information contained in the proxy materials over the Internet. The Notice also instructs how you may submit your proxy over the Internet. If you received a Notice and would like to receive a printed copy of our proxy materials, including our 2019 Annual Report on Form 10-K, follow the instructions for requesting such materials included in the Notice.

Stockholders of record at the close of business on April 15, 2020 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. It is anticipated that the Notice will first be sent to stockholders, and this Proxy Statement and the form of proxy relating to our Annual Meeting, are being first mailed or made available to stockholders on or about April 28, 2020. These materials are available for viewing, printing and downloading on the Internet at http://www.edocumentview.com/SMSI.

Purpose of the Meeting

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement and are described in more detail in this Proxy Statement. We are not aware of any matter to be presented other than those described in this Proxy Statement.

How to Participate in the Annual Meeting

The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held.

You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.meetingcenter.io/215415808. You also will be able to vote your shares online by attending the Annual Meeting by webcast.  To participate in the Annual Meeting, you will need to enter the control number and meeting password included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

The online meeting will begin promptly at 11:00 a.m., Eastern Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Online access will begin at 10:45 a.m. Eastern Time.  Please follow the registration instructions as outlined in this proxy statement.

Registration to Participate in the Annual Meeting

If you are a stockholder of record, meaning that your shares are represented by certificates or book entries in your name so that you appear as a shareholder on the records of Computershare, our stock transfer agent, you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the Notice or proxy card that you received.

If you own shares in street name, meaning that your shares are held by a bank, brokerage firm, or other intermediary, you must register in advance to participate in the Annual Meeting. To register to participate in the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Company stock holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on June 6, 2020.  You will receive a confirmation of your registration by email after your registration materials have been received.

Requests for registration should be directed to the following:

•	By email: Forward the email from your bank, broker, or other intermediary, or attach an image of your legal proxy, to legalproxy@computershare.com
•	By mail: Computershare, Smith Micro Software, Inc. Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001

Voting

Our outstanding common stock, par value $0.001 per share (the “Common Stock”) is the only class of securities entitled to vote on the proposals presented at the Annual Meeting. Common Stockholders of record on the Record Date are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 40,383,056 shares of Common Stock outstanding and approximately 91 holders of record, according to information provided by our transfer agent. Each share of Common Stock is entitled to one vote on each proposal. Stockholders may not cumulate votes in the election of directors. A majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum. Abstentions and broker non-votes count as present for establishing a quorum but will not be counted as votes cast. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.

All votes will be tabulated by our inspector of elections for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and “broker non-votes” (i.e., shares held by a broker or other nominee having discretionary power to vote on some matters but not others). Broker non-votes occur when your broker or other nominee submits a proxy for your shares (because the broker or other nominee has received instructions from you on one or more proposals, but not all, or has not received instructions from you but is entitled to vote your shares on a particular “discretionary” matter) but does not indicate a vote for a particular proposal because the broker or other nominee either does not have the authority to vote on that proposal and has not received voting instructions from you, or has discretionary authority but chooses not to exercise it. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. In all proposals other than the election of directors, abstentions will be counted towards the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. In the election of directors, the two nominees receiving the highest number of affirmative votes shall be elected; broker non-votes, abstentions and votes marked “withhold” will not affect the outcome of the election. Proposals 2, 3 and 4 require the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote. Broker non-votes will not be counted for purposes of determining whether such proposals have been approved. With respect to Proposal 2, as an advisory vote this proposal is non-binding on the Company; however, the Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by our stockholders and will consider the outcome of the vote when making future compensation decisions.

How to Vote

The manner in which your shares may be voted depends on how your shares are held. If you are a stockholder of record, meaning that your shares are represented by certificates or book entries in your name so that you appear as a shareholder on the records of Computershare, our stock transfer agent, you may vote by proxy, meaning you authorize the individuals named on your proxy card or Notice to vote your shares. If you choose to vote by proxy, you may do so by telephone, via the Internet or by mail. Each of these methods is explained below. If you hold your shares of Common Stock in multiple accounts, you should vote your shares as described in each set of proxy materials you receive. If no direction is made on your proxy and it is otherwise properly executed, your proxy will be voted FOR the election of the two director nominees and FOR each of the other proposals at the Annual Meeting.  You also may participate in and vote during the Annual Meeting.

Voting by proxy.  You may vote your shares by proxy by telephone, via the Internet or by mail:

•

By Telephone. You may transmit your proxy voting instructions by calling the telephone number specified on the Notice, or if you received a printed version of the proxy materials by mail, by following the instructions provided with your proxy materials and on your proxy card. You will need to have the Notice or proxy card in hand when you call. If you choose to vote by telephone, you do not have to return a proxy card by mail.

•

Via the Internet. You may transmit your proxy voting instructions via the Internet by accessing the website specified on the Notice, or if you received a printed version of the proxy materials by mail, by following the instructions provided with your proxy materials and on your proxy card. You will need to have the Notice or proxy card in hand when you access the website. If you choose to vote via the Internet, you do not have to return a proxy card by mail.

•

By Mail. If you received printed proxy materials, you may vote by proxy by completing, signing and dating the proxy card enclosed with your printed proxy materials and returning it in the enclosed prepaid envelope.

Voting online during the Annual Meeting:  Stockholders who elect to participate in the Annual Meeting may vote online during the Annual Meeting by following the instructions provided. Even if you plan to attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting so that if you should become unable to attend the Annual Meeting your shares will still be voted in accordance with your direction.

Telephone and Internet voting for stockholders of record will be available up until voting has closed at the Annual Meeting, and mailed proxy cards must be received by June 8, 2020 in order to be counted at the Annual Meeting. If the Annual Meeting is adjourned or postponed, this deadline may be extended.

The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares held in “street name” will depend on the voting processes of the organization that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction card and any other materials that you receive from that organization.

Revoking a Proxy; Changing Your Vote

If you are a stockholder of record, you may revoke your proxy before the vote is taken at the meeting:

•

by submitting a new proxy with a later date before the Annual Meeting either signed and returned by mail or transmitted using the telephone or Internet voting procedures described in the “How to Vote” section above;

•	by voting online at the virtual meeting site; or
•	by filing a written revocation with our corporate Secretary.

If your shares are held in “street name,” you may submit new voting instructions by contacting your broker or other organization holding your account. You may also vote online at the Annual Meeting, which will have the effect of revoking any previously submitted voting instructions, if you obtain a legal proxy from the organization that holds your shares as described in the “How to Vote” section above.

Your attendance alone at the Annual Meeting will not automatically revoke your proxy.

Difference Between a “Stockholder of Record” and a Beneficial Owner of Shares Held in “Street Name”

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare, then you are considered the “stockholder of record” of those shares. In this case, your Notice or printed proxy materials have been sent to you directly by us. You may vote your shares by proxy prior to the Annual Meeting by following the instructions contained on the Notice or, if you received a printed version of the proxy materials by mail, by following the instructions provided with your proxy materials and on your proxy card.

Beneficial Owners of Shares Held in Street Name. If your shares are held in a brokerage account or by a bank, trust or other nominee or custodian, then you are considered the beneficial owner of those shares, which are held in “street name.” In this case, your proxy materials have been forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct that organization as to how to vote the shares held in your account by following the instructions contained on the voting instruction card provided to you by that organization.

Solicitation

Our Board of Directors is soliciting proxies for the Annual Meeting as described in this Proxy Statement, and Smith Micro will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of the Notice, this Proxy Statement, the proxy card and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to such beneficial owners. We may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. In addition, the original solicitation of proxies by mail may be supplemented by a solicitation by Internet or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse reasonable out-of-pocket expenses.

Deadlines for Receipt of Stockholder Proposals

Stockholders may present proposals for action at a future meeting only if they comply with the requirements of the proxy rules established by the Securities and Exchange Commission (“SEC”) and our Bylaws. For stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to be presented at and included in our proxy statement for our 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”), such proposals must be submitted to and received by the Company’s corporate Secretary no later than December 29, 2020. Pursuant to our Bylaws, any stockholder intending to present a proposal for action at an annual meeting must give written notice to the Company’s corporate Secretary not less than 30 days and not more than 60 days prior to the date of the annual meeting, except that if less than 40 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, then the deadline for submitting a stockholder proposal is the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Under our Bylaws, the deadline for submitting a nomination for a director to be included in our proxy materials for an annual meeting is 60 days prior to the date of the annual meeting. In addition, the proxy solicited by the Board of Directors for the 2021 Annual Meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless we receive notice of such proposal no later than March 14, 2021, which is 45 calendar days prior to the anniversary date of the mailing of this Proxy Statement. Stockholder proposals and nominations must be in writing and should be addressed to our corporate Secretary at our principal executive offices located at 5800 Corporate Drive, 5th Floor, Pittsburgh, PA 15237.  The Chairman of the Annual Meeting reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in our Bylaws and conditions established by the Securities and Exchange Commission.

We have not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor at this year’s Annual Meeting. Your proxy grants the proxy holders discretionary authority to vote on any matter properly brought before the Annual Meeting that is not included in this Proxy Statement.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL 1:

ELECTION OF DIRECTORS

Our Amended and Restated Certificate of Incorporation and Bylaws provide for our Board of Directors (the “Board”) to be divided into three classes.  Each class of directors serves for a three-year term, with one class being elected by the Company’s stockholders at each annual meeting.  Our Board currently has six directors: Andrew Arno, Thomas G. Campbell, Steven L. Elfman, Samuel Gulko, William W. Smith, Jr. and Gregory J. Szabo. Messrs. Smith and Szabo serve as directors with terms expiring at this year’s Annual Meeting, Messrs. Campbell and Elfman serve as directors with terms expiring at the 2021 annual meeting of stockholders, and Messrs. Arno and Gulko serve as directors with terms of office expiring at the 2022 annual meeting of stockholders.

Two directors will be elected at the Annual Meeting to serve three-year terms expiring on the date of the annual meeting of stockholders to be held in 2023 (the “2023 Annual Meeting”) or until their respective successors shall have been elected and qualified. The Governance and Nominating Committee of the Board of Directors has recommended to the Board for nomination, and the Board has nominated, Messrs. Smith and Szabo as its nominees for election to the Board at the Annual Meeting. Your proxy will be voted, unless authority is withheld or the proxy is revoked, FOR the election of Messrs. Smith and Szabo to hold office until the date of our 2023 Annual Meeting or until their respective successors have been duly elected and qualified or until in either case they earlier resign, become disqualified or disabled, or are otherwise removed. Each returned proxy cannot be voted for a greater number of persons than the nominees named on the proxy. In the unanticipated event that a nominee becomes unable or declines to serve at the time of the Annual Meeting, the proxies will be voted for a substitute person recommended by the Governance and Nominating Committee and approved by the Board.  Messrs. Smith and Szabo have agreed to serve if elected, and the Board has no reason to believe that they will be unavailable to serve.

DIRECTORS AND NOMINEES

Provided below is certain information with respect to each nominee for election as a director and each continuing director.

Director Nominees for Terms Ending at the 2023 Annual Meeting of Stockholders:

Name	Age	Present Position with the Company
William W. Smith, Jr.	72	Chairman of the Board, President and Chief Executive Officer
Gregory J. Szabo (1)	72	Director

(1)	Member of the Audit and Mergers and Acquisitions Committees

Mr. Smith co-founded Smith Micro and has served as our Chairman of the Board, President and Chief Executive Officer since inception in 1982. Mr. Smith was employed by Rockwell International Corporation in a variety of technical and management positions from 1975 to 1984. Mr. Smith served with Xerox Data Systems from 1972 to 1975 and RCA Computer Systems Division from 1969 to 1972 in mainframe sales and pre-sale technical roles. Mr. Smith received a Bachelor of Arts degree in Business Administration from Grove City College. As co-founder and the most senior executive of our Company, Mr. Smith provides the Board with valuable insight into the Company’s business operations, opportunities and challenges, as well as his extensive knowledge of the telecommunications and wireless industries, garnered during his more than 35 years of service with our Company. Mr. Smith also possesses particular strengths with respect to leadership and management skills.

Mr. Szabo re-joined the Board in July 2011. He previously served from June 2001 to April 2010. Mr. Szabo has over 30 years of wireless communications experience and is a co-founder of Ertek Inc., a company that provides antenna technology to the wireless industry, including high-performance, low-cost RFID Tag antennas. Mr. Szabo has served in a series of senior management positions during a 13-year career with AirTouch's wireless communications operations, through its acquisition by Vodafone and merger with Verizon Wireless in 2000. As Senior Vice President-Network Services, he directed the engineering and operations of the company's cellular systems in the eastern United States. He also served as Executive Director, Global Technology for Vodafone. Mr. Szabo previously held managerial positions with Motorola and Martin Marietta. Mr. Szabo received a Bachelor of Science Degree and Master of Science Degree in Electrical Engineering from Ohio University. Mr. Szabo brings to our Board substantial market knowledge and in-depth insights into the worldwide telecommunications and wireless data and cellular industries.

Vote Required for Approval and Recommendation of Board of Directors

The affirmative vote of the holders of a plurality of the outstanding shares of Common Stock present or represented by proxy at the Annual Meeting and entitled to vote is required for approval of the election of directors standing for election at the 2020 Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE NOMINEES NAMED ABOVE OR THEIR SUBSTITUTES AS SET FORTH HEREIN.

Continuing Directors with Terms Ending at the 2021 Annual Meeting of Stockholders:

Name	Age	Present Position with the Company
Thomas G. Campbell (1)	69	Director
Steven L. Elfman (2)	64	Director

(1)	Member of the Audit, Compensation, and Governance and Nominating Committees
(2)	Member of the Compensation, Governance and Nominating, and Mergers and Acquisitions Committees

Mr. Campbell became a director in July 1995. From March 1999 to the present, he has served as the Executive Vice President of King Printing, Inc., a book printing and manufacturing company. From July 1996 to March 1999, he was the Vice President of Operations of Complete Concepts, Ltd., a manufacturer and distributor of women’s accessories. From November 1995 to July 1996, Mr. Campbell was an independent management consultant specializing in corporate turnarounds. From February 1995 to November 1995, he served as the Chief Operating Officer of Laser Atlanta Optics, Inc. From 1985 to February 1995, he served in several senior management positions at Hayes, Inc., including Vice President of Operations and Business Development and as Chief Operating Officer and a member of the Board of Directors of Practical Peripherals, a Hayes subsidiary. Prior to 1985, Mr. Campbell was employed by Digital Equipment Corporation. Mr. Campbell attended Boston University. Mr. Campbell brings to our Board extensive executive management experience in the retail and consumer products industries, along with particular strengths with respect to leadership, management, financial, international business and corporate governance skills.

Mr. Elfman became a director in November 2014. He is the former President of Network Operations and Wholesale at Sprint, a telecommunications company and leading wireless carrier, having had responsibility for product, technology development, network, wholesale operations, value-added services, procurement and real estate, and digital. Mr. Elfman joined the Sprint senior leadership team in May 2008 from mobile data technology services company, Infospace, where he was Executive Vice President of Infospace Mobile, then President and Chief Operating Officer of Motricity following the acquisition of Infospace Mobile. He also has held leadership positions at Terabeam, as Executive Vice President of Operations, and at AT&T Wireless, where he was Chief Information Officer. Mr. Elfman was the CIO at GE Capital (Fleet Services Company) as well as head of IT at 3M Company for international operations. Mr. Elfman graduated from the University of Western Ontario in Canada with a degree in computer science and business. He currently serves on the board of directors of Syntonic Limited, a software company and provider of mobile software solutions, where he serves as non-executive chairman and as a member of the compensation committee of the board of directors.  Mr. Elfman previously served on the boards of Affirmed Networks, Inc., a mobile network solutions company, CollabIP, Inc., a communications intelligence platform provider, Competitor Carrier Association, Bethany College and Clearwire. Mr. Elfman brings to our Board extensive knowledge of the telecommunications and wireless data and cellular industries, particularly with respect to large wireless providers.

Continuing Directors with Terms Ending at the 2022 Annual Meeting of Stockholders:

Name	Age	Present Position with the Company
Andrew Arno (1)	60	Director
Samuel Gulko (2)	88	Director

(1)	Member of the Governance and Nominating and Mergers and Acquisitions Committees
(2)	Member of Audit and Compensation Committees

Mr. Arno joined our Board of Directors in July 2011 and has 30 years of experience working with emerging growth companies. He is currently Vice Chairman of Special Equities Group, LLC, a privately held investment banking firm affiliated with Bradley Woods & Co. Ltd. (and affiliated with Chardan Capital Markets, LLC prior thereto).  From June 2013 until July 2015 he served as Managing Director of Emerging Growth Equities, an investment bank, and Vice President of Sabr, Inc., a family investment group. He was previously President of LOMUSA Limited, an investment banking firm. From 2009 to 2012, Mr. Arno served as Vice Chairman and Chief Marketing Officer of Unterberg Capital, LLC, an investment advisory firm that he cofounded. He was also Vice Chairman and Head of Equity Capital Markets of Merriman Capital LLC, an investment banking firm, and served on the board of the parent company, Merriman Holdings, Inc. Mr. Arno currently serves on the boards of Oncocyte Corporation and Asterias Biotherapeutics, Inc., biotechnology companies, and Comhear Inc., an audio technology R&D company.

Mr. Gulko became a director in October 2004. Since September 2002, he has provided tax and consulting services on a part-time basis to a limited number of clients. From July 1996 until his retirement in September 2002, Mr. Gulko served as the Chief Financial Officer, and as the Vice President of Finance, Secretary and Treasurer of Neotherapeutics, Inc., a publicly traded biotechnology company (now known as Spectrum Pharmaceuticals, Inc.). During this same period, he also served as a member of the board of directors of Neotherapeutics, Inc. From April 1987 to July 1996, Mr. Gulko was self-employed as a certified public accountant and business consultant, as well as the part time chief financial officer of several privately-owned companies. Mr. Gulko was a partner in the audit practice of Ernst & Young LLP, an accounting and business services firm, from September 1968 until March 1987. Mr. Gulko holds a Bachelor of Science degree in Accounting from the University of Southern California. Mr. Gulko also serves on the board of directors of Airborne Wireless Network, a wireless technology company, where he serves as chairman of the audit committee and as a member of the compensation committee. As a senior finance executive, Mr. Gulko brings to our Board extensive qualifications and experience in finance and public accounting, including his prior service as an audit partner at Ernst & Young LLP and as the CFO of a publicly-traded company.

PROPOSAL 2:

“SAY-ON-PAY” PROPOSAL

ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Section 14A of the Exchange Act requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding and advisory basis, the compensation of our named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (the “SEC”). At our 2017 Annual Meeting of Stockholders, our Board of Directors recommended, and our stockholders voted on an advisory basis, to conduct this vote annually.  Since the vote on this compensation program is advisory in nature, it will not affect any compensation already awarded to any named executive officer and will not be binding on or overrule any decisions made by the Compensation Committee or the Board with respect to compensation to be awarded in the future. The vote on this resolution is not intended to address any specific element of compensation. Rather, this vote relates to the compensation of our named executive officers as a whole, as described in this Proxy Statement.

The Compensation Committee annually reviews named executive officer compensation, as discussed in this Proxy Statement. As discussed in the narrative under the heading “Executive Compensation” beginning on page 24 of this Proxy Statement, our compensation program is designed to align executive pay with Company performance, and we seek to closely align the interests of our named executive officers with the interests of our stockholders.

The Compensation Committee and the Board will consider the results of this advisory vote when formulating future executive compensation policy. As such, your vote will serve as an additional tool to guide the Compensation Committee and the Board in continuing to align the Company’s executive compensation program with the interests of the Company and its stockholders. Your vote will also guide the Compensation Committee and the Board to ensure that our executive compensation program is consistent with our commitment to high standards of corporate governance.

We ask our stockholders to vote on the following resolution at the 2020 Annual Meeting:

"RESOLVED, that the Company’s stockholders approve on an advisory basis the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2020 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and narrative disclosure contained therein."

Vote Required for Approval and Recommendation of the Board of Directors

Approval of this resolution requires the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting. Abstentions will have the same effect as negative votes. Broker non-votes will not be counted for purposes of determining whether the resolution has been approved.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3:

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

SingerLewak LLP (“SingerLewak”) has been engaged as the Company’s independent registered public accounting firm since December 2005. The Audit Committee has selected SingerLewak as the Company’s independent auditors for the fiscal year ending December 31, 2020 and has further directed that the selection of the independent auditors be submitted for ratification by the stockholders at the Annual Meeting.

Stockholder ratification of the selection of SingerLewak as the Company’s independent auditors is not required by the Company’s Bylaws or otherwise. However, the Board of Directors is submitting the selection of SingerLewak to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain SingerLewak. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.  Representatives of SingerLewak are not expected to be present at the Annual Meeting, and accordingly will not have an opportunity to make a statement or be available to respond to questions from stockholders.

Principal Accounting Fees and Services

The following is a summary of the fees billed to Smith Micro by SingerLewak for professional services rendered for the fiscal years ended December 31, 2018 and December 31, 2019:

Fee Category	Fiscal 2018 Fees	Fiscal 2019 Fees
Audit Fees	$189,308	$334,692
Audit-Related Fees	$86,435	$32,775
Tax Fees	$—	$—
All Other Fees	$—	$—

Audit Fees: This category consists of fees billed for professional services rendered for the audit of our consolidated annual financial statements, review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

Audit-Related Fees: This category consists of assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.”

Tax Fees: This category consists of fees billed for professional services rendered for tax compliance, tax advice and tax planning.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent registered public accounting firm. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent registered public accounting firm is required to provide detailed back-up documentation at the time of approval. The Audit Committee may delegate pre-approval authority to one or more of its members. Such a member must report any decisions to the Audit Committee at the next scheduled meeting.

Vote Required for Approval and Recommendation of the Board of Directors

The affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting is being sought to ratify the appointment of SingerLewak LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF SINGERLEWAK LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

PROPOSAL 4:

APPROVAL OF AN AMENDMENT TO THE SMITH MICRO SOFTWARE, INC. 2015 OMNIBUS EQUITY INCENTIVE PLAN TO AUTHORIZE ADDITIONAL SHARES FOR ISSUANCE UNDER THE PLAN

The Company’s stockholders are being asked to approve an amendment (the “Share Increase Amendment”) to the Smith Micro Software, Inc. 2015 Omnibus Equity Incentive Plan (the “Plan”), which would increase the number of shares currently issuable under the Plan by an additional 5 million shares.   The Share Increase Amendment has been approved by the Company’s Board of Directors.

The Company is seeking to increase the number of shares under the Plan by 5 million shares in order to have a sufficient number of shares (and an appropriate buffer amount) to award to new employees as well as current employees who are eligible to receive equity awards as part of their compensation packages, as well as to support awards to attract, incentivize and retain highly qualified employees.

The Company’s Board of Directors has approved, subject to stockholder ratification and approval, the Share Increase Amendment to increase the maximum number of shares of the Company’s common stock reserved under the Plan by 5 million shares to a total of 9,625,000 shares.

The following table sets forth certain information about awards currently outstanding under the Plan:

2015 Omnibus Equity Incentive Plan	As of March 31 , 2020
Total Stock Options Outstanding	94,884
Total Restricted Stock Awards Outstanding (unvested shares remaining)	2,266,623
Weighted-Average Exercise Price of Stock Options Outstanding	$2.57
Weighted-Average Remaining Duration (yrs) of Stock Options Outstanding	8.48
Total Shares Available for Grant under the Plan	73,820.8
Total Common Stock Outstanding	40,381,520

The closing price of the Company’s common stock on March 31, 2020 was $4.21 per share.

The ratification and approval of the Share Increase Amendment is not anticipated to have any effect on the benefits to be received by the Company’s employees and officers under the Plan.

Vote Required for Approval and Recommendation of the Board of Directors

Ratification and approval of the Share Increase Amendment requires the approval of a majority of the votes cast on this proposal at the Annual Meeting where a quorum is present.

THE board of directors UNANIMOUSLY recommends a vote FOR the amendment to the Company’s Plan as described herein.

Summary of Material Features of the Plan

Administration. The Plan is administered by the Compensation Committee of the Board of Directors (the “Plan Committee”) consisting of persons who are each (i) “Outside Directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code), (ii) “Non-Employee Directors” within the meaning of Rule 16b-3 of the Exchange Act, and (iii) “independent” for purposes of any applicable listing requirements; provided, however, that the Board of Directors or the Plan Committee may delegate to a committee of one or more members of the Board of Directors who are not (x) Outside Directors, the authority to grant awards to eligible persons who are not (A) then “covered employees” within the meaning of Section 162(m) of the Code and are not expected to be “covered employees” at the time of recognition of income resulting from such award, or (B) persons with respect to whom we wish to comply with the requirements of Section 162(m) of the Code, and/or (y) Non-Employee Directors, the authority to grant awards to eligible persons who are not then subject to the requirements of Section 16 of the Exchange Act. If a member of the Plan Committee is eligible to receive an award under the Plan, such Plan Committee member shall have no authority hereunder with respect to his or her own award. Among other things, the Plan Committee has complete discretion, subject to the terms of the Plan, to determine the employees, non-employee directors and non-employee consultants to be granted awards under the Plan, the type of awards to be granted, the number of shares subject to each award, the exercise price under each option and the base price for each stock appreciation right (“SAR”), the term of each award, the vesting schedule for an award, the value of the shares underlying the award, and the required withholdings, if any. The Plan Committee is also authorized to construe the award agreements, and may prescribe rules relating to the Plan.

Grant of Awards; Shares Available for Awards. The Plan provides for the grant of awards which are incentive stock options (“ISOs”), non-qualified stock options (“NQSOs”), unrestricted shares, restricted shares, restricted stock units, performance stock, performance units, SARs, tandem stock appreciation rights, distribution equivalent rights, or any combination of the foregoing, to employees, non-employee directors, and non-employee consultants of the Company or any of its subsidiaries (each a “participant”) (however, solely Company employees or employees of the Company’s subsidiaries are eligible for incentive stock option awards). Although total of 8,500,000 shares was originally reserved for issuance under the Plan, the Company undertook a 1 for 4 reverse stock split in August of 2016, which reduced the number of shares then reserved for issuance as or under awards to be made under the Plan to 2,125,000.  Pursuant to an amendment that was approved by the Company’s stockholders and became effective on June 14, 2018 (the “2018 Amendment”), the Plan was amended to increase the number of shares currently reserved for issuance as or under awards to be made under the Plan to 4,625,000 shares. The Share Increase Amendment would increase this number to 9,625,000.  Shares awarded as restricted stock, restricted stock units, performance stock, or dividend equivalent rights, which convey the full value of the shares subject to the award, are counted as 1.2 shares for every one share awarded, while options and SARs will count as one share for every share awarded. To the extent that an award (or portion of an award) lapses, expires, is canceled, is terminated unexercised or ceases to be exercisable for any reason, or the rights of its holder terminate, any shares subject to such award shall be deemed not to have been issued for purposes of determining the maximum aggregate shares which may be issued under the Plan and shall again be available for the grant of a new award. However, shares not issued or delivered as a result of the net settlement of an SAR or option, shares used to pay the exercise price or withholding taxes related to an award and shares repurchased on the open market with the proceeds from the exercise of any option will not be available for future issuance under the Plan. The Plan will continue in effect, unless sooner terminated, until the tenth (10th) anniversary of the date on which it was adopted by the Board of Directors (except as to awards outstanding on that date). The Board of Directors in its discretion may terminate the Plan at any time with respect to any shares for which awards have not theretofore been granted; provided, however, that the Plan’s termination shall not materially and adversely impair the rights of a holder, without the consent of the holder, with respect to any award previously granted. Although the Plan originally provided that the maximum number of shares subject to awards that may be granted under the Plan to any one person during any calendar year was 500,000, as a result of the Company’s 1 for 4 reverse stock split in August of 2016, this limit was reduced to 125,000 shares, and pursuant to the 2018 Amendment, such limit was increased to 350,000 shares.

Future new hires, non-employee directors and additional non-employee consultants are eligible to participate in the Plan as well. The number of awards to be granted to officers, non-employee directors, employees and non-employee consultants cannot be determined at this time as the grant of awards is dependent upon various factors such as hiring requirements and job performance.

Options. The term of each stock option shall be as specified in the option agreement; provided, however, that no option shall be exercisable after the expiration of ten (10) years from the date of its grant (five (5) years for an employee who is a ten percent stockholder). The Plan expressly prohibits the re-pricing of options (including the cancellation and re-grant of outstanding options) without prior stockholder approval. The Plan also requires a minimum vesting period of one year before any portion of an award will be vested. The price at which a share may be purchased upon exercise of a stock option shall not be less than the fair market value of a share on the date such stock option is granted, and shall be subject to adjustment as provided in the Plan. The Plan Committee or the Board of Directors shall determine the time or times at which, or the circumstances under which, a stock option may be exercised in whole or in part, the time or times at which options shall cease to be or become exercisable following termination of the stock option holder’s employment or upon other conditions, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, and the methods by or forms in which shares will be delivered or deemed to be delivered to participants who exercise stock options.  Options which are ISOs shall comply in all respects with Section 422 of the Code.

Unrestricted Stock Awards. Pursuant to the terms of the applicable unrestricted stock award agreement, an unrestricted stock award is the award or sale of shares to employees, non-employee directors or non-employee consultants, which are not subject to transfer restrictions in consideration for past services rendered to the Company or any of its subsidiaries or for other valid consideration.

Restricted Stock Awards. Restricted stock awards shall include such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Plan Committee or the Board of Directors may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Plan Committee or the Board of Directors may determine at the date of grant or purchase or thereafter. If provided for under the restricted stock award agreement, a participant who is granted or has purchased restricted stock shall have all of the rights of a stockholder, including the right to vote the restricted stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Plan Committee or the Board of Directors or in the award agreement). During the restricted period applicable to the restricted stock, subject to certain exceptions, the restricted stock may not be sold, transferred, pledged, exchanged, hypothecated, or otherwise disposed of by the participant.

Restricted Stock Unit Awards. A restricted stock unit award provides for a grant of shares or a cash payment to be made to the holder upon the satisfaction of predetermined individual service-related vesting requirements, based on the number of units awarded to the holder. The Plan Committee shall set forth in the applicable restricted stock unit award agreement the individual service-based vesting requirements which the holder would be required to satisfy before the holder would become entitled to payment and the number of units awarded to the holder. At the time of such award, the Plan Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions. The holder of a restricted stock unit shall be entitled to receive a cash payment equal to the fair market value of a share, or one (1) share, as determined in the sole discretion of the Plan Committee and as set forth in the restricted stock unit award agreement, for each restricted stock unit subject to such restricted stock unit award, if and to the extent the holder satisfies the applicable vesting requirements. Such payment or distribution shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the calendar year in which the restricted stock unit first becomes vested, unless otherwise structured to comply with Code Section 409A.

Performance Stock Awards. A performance stock award provides for the distribution of shares (or cash equal to the fair market value of shares) to the holder upon the satisfaction of predetermined individual and/or Company goals or objectives. The Plan Committee shall set forth in the applicable performance stock award agreement the performance goals and objectives (and the period of time to which such goals and objectives shall apply) which the holder and/or Company would be required to satisfy before the holder would become entitled to the receipt of shares (or cash equal to the fair market value of shares) pursuant to such holder’s performance stock award and the number of shares of shares subject to such performance stock award. The vesting restrictions under any performance stock award shall constitute a “substantial risk of forfeiture” under Section 409A of the Code and, if such goals and objectives are achieved, the distribution of such shares shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of our fiscal year to which such goals and objectives relate, unless otherwise structured to comply with Code Section 409A. At the time of such award, the Plan Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions. The holder of a performance stock award shall have no rights as a stockholder until such time, if any, as the holder actually receives shares pursuant to the performance stock award.

Performance Unit Awards. A performance unit award provides for a cash payment to be made to the holder upon the satisfaction of predetermined individual and/or Company (or affiliate) performance goals or objectives based on selected performance criteria, based on the number of units awarded to the holder. The Plan Committee shall set forth in the applicable performance unit award agreement the performance goals and objectives (and the period of time to which such goals and objectives shall apply) which the holder and/or Company would be required to satisfy before the holder would become entitled to payment, the number of units awarded to the holder and the dollar value assigned to each such unit. At the time of such award, the Plan Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions. The holder of a performance unit shall be entitled to receive a cash payment equal to the dollar value assigned to such unit under the applicable performance unit award agreement if the holder and/or the Company satisfies (or partially satisfies, if applicable under the applicable performance unit award agreement) the performance goals and objectives set forth in such performance unit award agreement. If achieved, such payment shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year to which such performance goals and objectives relate, unless otherwise structured to comply with Code Section 409A.

Stock Appreciation Rights. A SAR provides the participant to whom it is granted the right to receive, upon its exercise, cash or shares equal to the excess of (A) the fair market value of the number of shares subject to the SAR on the date of exercise, over (B) the product of the number of shares subject to the SAR multiplied by the base value for the SAR, as determined by the Plan Committee or the Board of Directors. The Plan Committee shall set forth in the applicable SAR award agreement the terms and conditions of the SAR, including the base value for the SAR (which shall not be less than the fair market value of a share on the date of grant), the number of shares subject to the SAR and the period during which the SAR may be exercised and any other special rules and/or requirements which the Plan Committee imposes on the SAR. No SAR shall be exercisable after the expiration of ten (10) years from the date of grant, and each SAR shall have a minimum vesting period of one year before any portion of an award will be vested. A tandem SAR is a SAR granted in connection with a related option, the exercise of some or all of which results in termination of the entitlement to purchase some or all of the shares under the related option. If the Plan Committee grants a SAR which is intended to be a tandem SAR, the tandem SAR shall be granted at the same time as the related option and additional restrictions apply. The Plan expressly prohibits the re-pricing of SARs (including the cancellation and re-grant of outstanding SARs) without prior stockholder approval.

Distribution Equivalent Rights. A distribution equivalent right entitles the holder to receive bookkeeping credits, cash payments and/or share distributions equal in amount to the distributions that would be made to the holder had the holder held a specified number of shares during the period the holder held the distribution equivalent rights. The Plan Committee shall set forth in the applicable distribution equivalent rights award agreement the terms and conditions, if any, including whether the holder is to receive credits currently in cash, is to have such credits reinvested (at fair market value determined as of the date of reinvestment) in additional shares or is to be entitled to choose among such alternatives. Such receipt shall be subject to a “substantial risk of forfeiture” under Section 409A of the Code and, if such award becomes vested, the distribution of such cash or shares shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year in which the holder’s interest in the award vests, unless otherwise structured to comply with Code Section 409A. Distribution equivalent rights awards may be settled in cash or in shares, as set forth in the applicable distribution equivalent rights award agreement. A distribution equivalent rights award may, but need not be, awarded in tandem with another award (but not an option or SAR award), whereby, if so awarded, such distribution equivalent rights award shall expire, terminate or be forfeited by the holder, as applicable, under the same conditions as under such other award. The distribution equivalent rights award agreement for a distribution equivalent rights award may provide for the crediting of interest on a distribution equivalent rights award to be settled in cash at a future date (but in no event later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year in which such interest was credited and vested), at a rate set forth in the applicable distribution equivalent rights award agreement, on the amount of cash payable thereunder.

Recapitalization or Reorganization. Subject to certain restrictions, the Plan provides for the adjustment of shares underlying awards previously granted if, and whenever, prior to the expiration or distribution to the holder of shares underlying an award theretofore granted, the Company shall effect a subdivision or consolidation of our shares or the payment of a stock dividend on shares without receipt of consideration by the Company. If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of a previously granted award, the holder shall be entitled to receive (or entitled to purchase, if applicable) under such award, in lieu of the number of shares then covered by such award, the number and class of shares and securities to which the holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the holder had been the holder of record of the number of shares then covered by such award. The Plan also provides for the adjustment of shares underlying awards previously granted in the event of changes to the outstanding shares by reason of an extraordinary cash dividend, reorganization, merger, consolidation, combination, split-up, spin-off, exchange or other relevant change in capitalization occurring after the date of the grant of any award, subject to certain restrictions.

Amendment and Termination. The Plan shall continue in effect, unless sooner terminated pursuant to its terms, until the tenth (10th) anniversary of the date on which it is adopted by the Board of Directors (except as to awards outstanding on that date). The Board of Directors may terminate the Plan at any time with respect to any shares for which awards have not theretofore been granted; provided, however, that the Plan’s termination shall not materially and adversely impair the rights of a holder with respect to any award theretofore granted without the consent of the holder. The Board of Directors shall have the right to alter or amend the Plan or any part thereof from time to time; provided, however, that without the approval by a majority of the votes cast at a meeting of our stockholders at which a quorum representing a majority of our shares entitled to vote generally in the election of directors is present in person or by proxy, no amendment or modification of the Plan may (i) materially increase the benefits accruing to holders, (ii) except as otherwise expressly provided in the Plan, materially increase the number of shares subject to the Plan or the individual award agreements, (iii) materially modify the requirements for participation, or (iv) amend, modify or suspend certain re-pricing prohibitions or amendment and termination provisions as specified therein. In addition, no change in any award theretofore granted may be made which would materially and adversely impair the rights of a holder with respect to such award without the consent of the holder (unless such change is required in order to cause the benefits under the Plan to qualify as “performance-based” compensation within the meaning of Section 162(m) of the Code or to cause the Plan and/or Award to be exempt from or comply with Section 409A of the Code).

Certain U.S. Federal Income Tax Consequences of the Plan

The following is a general summary of certain U.S. federal income tax consequences under current tax law to the Company (to the extent it is subject to U.S. federal income taxation on its net income) and to participants in the Plan who are individual citizens or residents of the United States for federal income tax purposes (“U.S. Participants”) of stock options which are ISOs, or stock options which are NQSOs, unrestricted stock, restricted stock, restricted stock units, performance stock, performance units, SARs, and dividend equivalent rights. This summary does not purport to cover all of the special rules that may apply, including special rules relating to limitations on our ability to deduct certain compensation, special rules relating to deferred compensation, golden parachutes, U.S. Participants subject to Section 16(b) of the Exchange Act or the exercise of a stock option with previously-acquired shares. This summary assumes that U.S. Participants will hold their shares as capital assets within the meaning of Section 1221 of the Code. In addition, this summary does not address the foreign, state or local or other tax consequences, or any U.S. federal non-income tax consequences, inherent in the acquisition, ownership, vesting, exercise, termination or disposition of an award under the Plan, or shares issued pursuant thereto. Participants are urged to consult with their own tax advisors concerning the tax consequences to them of an award under the Plan or shares issued thereunder pursuant to the Plan.

A U.S. Participant generally does not recognize taxable income upon the grant of a NQSO. Upon the exercise of a NQSO, the U.S. Participant generally recognizes ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares acquired on the date of exercise over the exercise price thereof, and the Company generally will be entitled to a deduction for such amount at that time. If the U.S. Participant later sells shares acquired pursuant to the exercise of a NQSO, the U.S. Participant recognizes a long-term or short-term capital gain or loss, depending on the period for which the shares were held. The capital gain (or loss) will be short-term if the common stock is disposed of within one year after the NQSO is exercised and long-term if the common stock was held more than 12 months as of the sale date. A long-term capital gain is generally subject to more favorable tax treatment than ordinary income or a short-term capital gain. The deductibility of capital losses is subject to certain limitations.

A U.S. Participant generally does not recognize ordinary taxable income upon the grant or the exercise, of an ISO; provided, however, the excess of the fair market value of the shares received under the ISO over the exercise price is an item of tax preference for purposes of calculating a U.S. Participant’s alternative minimum tax. If the U.S. Participant disposes of the shares acquired pursuant to the exercise of an ISO more than two years after the date of grant and more than one year after the transfer of the shares to the U.S. Participant (the “ISO Holding Period”), the U.S. Participant generally recognizes a long-term capital gain or loss, and the Company will not be entitled to a deduction. However, if the U.S. Participant disposes of such shares prior to the end of the ISO Holding Period, the U.S. Participant will recognize ordinary compensation income equal to the excess (if any) of the fair market value of such shares on the date of exercise (or, if less, the amount realized on the disposition of such shares) over the exercise price paid for such shares, and the Company generally will be entitled to deduct such amount.

A U.S. Participant generally does not recognize income upon the grant of a SAR. The U.S. Participant recognizes ordinary compensation income upon exercise of the SAR equal to the increase in the value of the underlying shares, and the Company generally will be entitled to a deduction for such amount.

A U.S. Participant generally does not recognize income on the receipt of a performance stock award, performance unit award, restricted stock unit award, unrestricted stock award or dividend equivalent rights award until a cash payment or a distribution of shares is received thereunder. At such time, the U.S. Participant recognizes ordinary compensation income equal to the excess, if any, of the fair market value of the shares or the amount of cash received over any amount paid therefor, and the Company generally will be entitled to deduct such amount at such time.

A U.S. Participant who receives a restricted stock award generally recognizes ordinary compensation income equal to the excess, if any, of the fair market value of such shares at the time the restriction lapses over any amount paid for the shares. Alternatively, the U.S. Participant may make an election under Section 83(b) of the Code to be taxed on the fair market value of such shares at the time of grant. The Company generally will be entitled to a deduction at the same time and in the same amount as the income that is required to be included by the U.S. Participant.

Internal Revenue Code Section 409A. Awards under the Plan may, in certain instances, result in the deferral of compensation that is subject to the requirements of Section 409A of the Code.  Generally, to the extent that any such award fail to meet the requirements of Section 409A, the regulations issued thereunder or an exception thereto, the award recipient will be subject to immediate taxation, interest and tax penalties in the year the award vests.  While awards issued under the Plan are intended to be structured and administered in a manner that complies with the requirements of Section 409A of the Code, no assurance can be given that compensation will, in fact, satisfy the requirements of Section 409A.

Limitation on Deduction; Consequences of Change in Control.  Section 162(m) of the Code generally places a $1 million limit on the amount of compensation the Company can deduct in any one year for certain executive officers (and, beginning in 2018, certain former executive officers). Historically, the $1 million deduction limit generally has not applied to compensation that qualifies as performance-based compensation under Section 162(m). Effective for taxable years beginning after December 31, 2017, the exemption for qualified performance-based compensation under Section 162(m) has been repealed, such that compensation in excess of $1 million paid to any individual who served in 2017 or any later year as the Company’s principal executive officer (PEO), principal financial officer (PFO), or one of our other three most highly compensated executive officers in 2017 will generally not be deductible.  Limited transition relief applicable to written binding contracts in effect on November 2, 2017 may allow certain performance-based awards issued prior to such date to continue maintain their exemption from the $1 million annual deduction limitation, provided that such awards are not materially modified (“grandfathered amounts”).  No assurance, however, can be given that any such compensation will, in fact, satisfy the requirements for exemption under Section 162(m). While the Compensation Committee considers tax deductibility as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by the Company for tax purposes.

In addition, if a “change in control” of the Company causes compensation under the Company’s incentive plans, including awards under the Plan, to accelerate vesting or result in the attainment of performance goals, U.S. Participants could, in some cases, be considered to have received “parachute payments.” If so, any such participant could be subject to a 20% excise tax on the amount of “excess parachute payments” received and the Company’s tax deduction could be disallowed under Section 280G of the Code.

Summary Conclusion

Our Board of Directors is requesting this vote by the stockholders to approve the increase of the number of shares available for issuance under the Plan by an additional 5 million shares. If the stockholders do not approve the Share Increase Amendment, the Plan will continue in effect pursuant to its current terms and conditions, and we may continue to grant awards under the Plan, subject to its terms, conditions and limitations. The increase in shares reserved for issuance will be the only material change to the existing Plan resulting from the stockholders’ approval of the Share Increase Amendment.  Stockholders should carefully read this proxy statement in its entirety for more detailed information concerning the proposal to approve the Share Increase Amendment. Additionally, stockholders are directed to the full text of the Share Increase Amendment, which is attached as Appendix A to this proxy statement. Any summary or description of the Share Increase Amendment contained herein is qualified in its entirety by reference to Appendix A. Further, the foregoing summary of certain provisions of the existing Plan is qualified in its entirety by reference to the complete text of the Plan, as amended, a copy of the original Plan is attached as Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 30, 2015 and a copy of the amendment to the Plan is attached as Appendix B to the Company’s Definitive Proxy Statement of Schedule 14A, filed with the SEC on May 3, 2018. Capitalized terms not otherwise defined in this proposal shall have the meaning ascribed to them in the Plan.

CORPORATE GOVERNANCE

Board of Directors and Committees of the Board

Our Board of Directors, elected by the stockholders, is the ultimate decision-making body of the Company, except with respect to those matters reserved to the stockholders. The Board acts as an advisor and counselor to executive management and oversees and monitors its performance.

Our Board of Directors held four meetings during 2019.  Each director attended either in person or via teleconference at least 75% of the aggregate of all Board and applicable committee meetings during fiscal 2019 for the period in which they served as director.  Although we do not have a formal policy regarding attendance by members of the Board of Directors at our annual meeting of stockholders, directors are encouraged to attend our annual meetings.  None of our current directors attended our annual meeting of stockholders in 2019.

Our Board of Directors has established four standing committees: an Audit Committee; a Compensation Committee; a Governance and Nominating Committee; and a Mergers and Acquisitions Committee. Each of these committees has adopted a written charter.

Audit Committee. Our Audit Committee is comprised of three members: Messrs. Campbell, Gulko and Szabo. The Board of Directors has determined that all of the members of the Audit Committee are independent within the meaning of the Nasdaq

Stock Market listing standards as well as within the meaning of Rule 10A-3 of the Exchange Act, and that each Audit Committee member is able to read and understand fundamental financial statements. The Audit Committee reviews our financial statements and accounting practices, makes recommendations to the Board of Directors regarding the selection of our independent registered public accounting firm and reviews the results and scope of our annual audit and other services provided by our independent registered public accounting firm. The Audit Committee is responsible for establishing, and has established, procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, all related party transactions are reviewed and subject to approval by the Audit Committee. The Board of Directors has adopted and approved a written charter for the Audit Committee. A current copy of this charter is posted on our website at http://www.smithmicro.com under the Investor Relations section. Mr. Gulko is the Audit Committee Chairman and the Board has determined that he qualifies as a financial expert, as that term is described in SEC regulations. The Audit Committee held four meetings during 2019.

Compensation Committee. The Compensation Committee is comprised of three members: Messrs. Campbell, Elfman and Gulko. The Board of Directors has determined that all the members of the Compensation Committee are independent within the meaning of the Nasdaq Stock Market listing standards and applicable SEC regulations. The Compensation Committee administers our executive compensation programs and makes recommendations to the Board of Directors concerning officer and director compensation. The Compensation Committee also has the authority to administer our Plan, and to make awards under the Plan. The Board of Directors has adopted and approved a written charter for the Compensation Committee. A current copy of this charter is posted on our website at http://www.smithmicro.com under the Investor Relations section. The Compensation Committee held two meetings during 2019.

The Compensation Committee’s primary objectives in structuring and administering our executive officer compensation program are to attract, motivate and retain talented and dedicated executive officers; tie annual and long-term cash and stock incentives to achievement of measurable corporate and individual performance objectives; and reinforce business strategies and objectives to enhance stockholder value.  To achieve these goals, our Compensation Committee maintains compensation plans that tie a portion of executives’ overall compensation to key strategic goals such as the Company’s financial and operational performance, as measured by metrics such as total revenue and non-GAAP operating expense. Our Compensation Committee evaluates individual executive performance along with our CEO (other than with respect to his own performance) as part of the review process. Our Compensation Committee periodically reviews our executive officers’ compensation to determine whether we provide adequate incentives and motivation to our executive officers and whether we adequately compensate our executive officers relative to comparable officers in other similarly situated companies.  The Committee did not engage any compensation consultants during 2019.  Management plays a significant role in the compensation-setting process for executive officers, other than the CEO, by evaluating employee performance, recommending business performance targets and establishing objectives, and recommending salary levels, bonuses and equity-based awards.

Governance and Nominating Committee. The Governance and Nominating Committee is comprised of three members: Messrs. Arno, Campbell and Elfman. The Board of Directors has determined that all the members of the Governance and Nominating Committee are independent within the meaning of the Nasdaq Stock Market listing standards and applicable SEC regulations. The Governance and Nominating Committee receives proposed nominations to the Board of Directors, reviews the eligibility of each proposed nominee, and recommends for nomination by the Board of Directors, new members of the Board of Directors to be submitted to the stockholders for election at each annual meeting. The Board of Directors has adopted and approved a written charter for the Governance and Nominating Committee. A current copy of this charter is posted on our website at http://www.smithmicro.com under the Investor Relations section. The Governance and Nominating Committee held two meetings during 2019.

When considering a potential candidate for membership on our Board of Directors, our Governance and Nominating Committee considers relevant business and industry experience and demonstrated character and judgment. The Governance and Nominating Committee considers diversity in identifying candidates by generally seeking to achieve a diversity of occupational and personal backgrounds on the Board. However, the Governance and Nominating Committee has no formal policy regarding diversity. The Governance and Nominating Committee will consider stockholder nominations for directors submitted in accordance with the procedure set forth in Article II, Section 12 of our Bylaws. The procedure provides that a notice relating to the nomination must be timely given in writing to our Corporate Secretary prior to the meeting. Such notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of each such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of Smith Micro Common Stock that are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address of such stockholder as they appear on our books and (ii) the class and number of shares of Smith Micro common stock that are beneficially owned by such stockholder. There are no differences in the manner in which the Governance and Nominating Committee evaluates a candidate that is recommended for nomination for membership on our Board of Directors by a stockholder. However, the Governance and Nominating Committee has not received any recommended nominations from any of our stockholders in connection with the 2020 Annual Meeting.

Mergers and Acquisitions Committee. The Mergers and Acquisitions Committee (the “M&A Committee”) is comprised of three members: Messrs. Arno, Elfman and Szabo. The Board of Directors has determined that all the members of the M&A Committee are independent within the meaning of the Nasdaq Stock Market listing standards. The M&A Committee evaluates and reviews potential acquisition targets, strategic investments and divestitures, and makes recommendations regarding the same to our Board of Directors. The M&A Committee is also charged with overseeing the due diligence process with respect to proposed acquisitions, strategic investments and divestitures. The Board of Directors has adopted and approved a written charter for the Mergers and Acquisitions Committee. A current copy of this charter is posted on our website at http://www.smithmicro.com under the Investor Relations section. The Board of Directors has adopted and approved a written charter for the M&A Committee. The M&A Committee held three meetings during 2019.

Board Member Independence

The Board of Directors has determined that, except for William W. Smith, Jr., all of the members of the Board of Directors are independent as defined in the Nasdaq Stock Market listing standards and applicable SEC regulations. Mr. Smith, who also serves as Chairman of the Board, is employed as the Company’s Chief Executive Officer and President.

Executive Sessions

Independent directors meet in executive session without the presence of our CEO and Chairman or other members of management to review the criteria upon which the performance of the CEO and Chairman is based, to review the performance of the CEO and Chairman against those criteria, to ratify the compensation of the CEO and Chairman as approved by the Compensation Committee, and to discuss any other relevant matters.

Board Leadership Structure

The Board’s current leadership structure is characterized by:

•	a combined Chairman of the Board and Chief Executive Officer;
•	a robust Committee structure with oversight of various types of risks; and
•	an engaged and independent Board.

The Board believes that its current leadership structure provides independent board leadership and engagement while deriving the benefits from having our CEO also serve as Chairman of the Board. As the individual with primary responsibility for managing the Company’s day-to-day operations and in-depth knowledge and understanding of the Company, he is best positioned to chair regular Board meetings as we discuss key business and strategic issues. This combined structure provides independent oversight while avoiding unnecessary confusion regarding the Board’s oversight responsibilities and the day-to-day management of business operations. We do not have a lead independent director.

Risk Oversight

Our Board oversees an enterprise-wide approach to risk management, designed to support the achievement of our strategic and organizational objectives, improve long-term organizational performance and enhance stockholder value. A fundamental part of risk oversight is to understand the risks our Company faces and the steps management is taking to manage those risks and to assess management’s overall appetite for risk. It is management’s responsibility to manage risk and bring material risks facing our Company to the Board’s attention. Our Board receives regular reports from management on matters relating to strategic and operational initiatives, financial performance and legal developments which are each integrated with enterprise-risk exposures. Our Board also approves our CEO’s performance goals for each year. In doing so, the Board has an opportunity to ensure that the CEO’s goals include responsibility for broad risk management. The involvement of the full Board in setting our strategic plan is a key part of its assessment of the risks inherent in our corporate strategy.

The Committees of the Board are also involved in evaluating and overseeing the management of risks particular to their respective areas of oversight. For example, the Audit Committee focuses on financial risk and internal controls, and receives an annual risk assessment report from our external auditors. The Compensation Committee evaluates and sets compensation programs that encourage decision-making predicated upon a level of risk-taking consistent with our business strategy. The

Compensation Committee also reviews compensation and benefit plans and the risks associated with them.  The Governance and Nominating Committee oversees governance and succession risk, including Board and CEO succession and evaluates director skills and qualifications to appoint particular directors to our standing committees based upon the needs of that committee. Each Committee reports its activities to the full Board of Directors to ensure that the Board is regularly informed about these risks.

Code of Ethics

We have adopted a Code of Ethics that applies to all of our employees, executive officers and directors. We will provide a copy of the Code of Ethics upon request made by email to investor-relations@smithmicro.com or in writing to Smith Micro Software, Inc. at 5800 Corporate Drive, 5th Floor, Pittsburgh, PA 15237, Attention: Investor Relations. The full text of our Code of Ethics is posted on our website at http://www.smithmicro.com under the Investor Relations section. We intend to disclose any amendment to the Code of Ethics or waiver of a provision of the Code of Ethics applicable to our executive officers or directors, including the name of the executive officer or director to whom the amendment applies or for whom the waiver was granted, at the same location on our website identified above. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement or our Annual Report on Form 10-K.

Board Communications

Stockholders may communicate with members of the Board of Directors by mail addressed to the full Board, a specific member of the Board or a particular committee of the Board at our principal executive offices located at 5800 Corporate Drive, 5th Floor, Pittsburgh, PA 15237.

Certain Relationships and Related Party Transactions

Pursuant to the charter of the Audit Committee of our Board of Directors, all transactions between us and any of our directors, executive officers or related parties are subject to review by the Audit Committee.  Since January 1, 2018, we have been party to certain transactions in which the amount involved exceeded the lesser of (i) one percent of the average of our total assets at year end for our last two completed fiscal years; or (ii) $120,000, and in which any director, executive officer or beneficial holder of more than 5% of any class of our voting securities or members of such person’s immediate family had or will have a direct or indirect material interest.  Each of these related party transactions were reviewed and approved in special meetings by the Board, excluding in each instance any director participating in such a transaction, were reported in previously filed Current Reports on Form 8-K, and are summarized below.

On January 30, 2018, the Company entered into amendments to Secured Promissory Notes held by William W. Smith, Jr. and Dieva L. Smith (collectively, “Smith”), Steven L. and Monique P. Elfman (collectively, “Elfman”), and Andrew Arno (“Arno”) and Next Generation TC FBO Andrew Arno IRA 1663 (the “Arno IRA”), in each case evidencing secured short term indebtedness owed by the Company to such holders. The amendments were entered for the sole purpose of extending the relevant maturity dates. The principal amount outstanding under each of the Smith and Elfman Secured Promissory Notes at such time was $1.0 million, and the aggregate principal amount under the notes held by Arno and Arno IRA at such time was $0.3 million.  William W. Smith, Jr. is the Company’s Chairman of the Board, CEO and President, and Messrs. Elfman and Arno are directors of the Company.

On March 6, 2018, the Company completed a private placement with several investors, wherein a total of 2,857,144 shares of the Company’s Common Stock was issued at a purchase price of $1.75 per share, with each investor also receiving a warrant to purchase up to a number of shares of Common Stock equal to the number of shares of Common Stock purchased by such investor in the offering at an exercise price of $2.17 per share, for a total purchase price of $5,000,000 (the “March Offering”). In connection with the March Offering, on March 5, 2018, the Company entered into a Securities Purchase Agreement (the “March Purchase Agreement”) with investors containing customary representations and warranties. Pursuant to the terms of the March Purchase Agreement, the Company agreed to use its best efforts to cause the conversion of all shares of the Company’s Series B 10% Convertible Preferred Stock (the “Series B Preferred Stock”) into shares of Common Stock pursuant to the terms of the Company’s Certificate of Designation (the “Certificate of Designation”) with respect to the Series B Preferred Stock. In connection therewith, the Company entered into Letter Agreements with each of Smith and Arno, whereby each of Smith and Arno agreed to take certain action to convert the shares of Series B Preferred Stock held by them pursuant to terms outlined in the March Purchase Agreement, and further agreed that their shares upon conversion shall not be subject to resale registration rights. Pursuant to the terms of the March Purchase Agreement, the Company entered into voting agreements with each of its directors, executive officers and greater than 10% stockholders, by which each such person agreed to vote all shares of Company capital stock held by them in favor of waiving any applicable beneficial ownership threshold in the Company’s existing Certificate of Designation for the Series B Preferred Stock.  In addition, as a condition to closing of the Offering, Smith, Arno and the Arno IRA amended their existing Secured Promissory Notes for the sole purpose of extending the relevant maturity dates to March 25, 2020.  The Company engaged Chardan Capital Markets, LLC (“Chardan”) as placement agent for the March Offering pursuant to an engagement letter agreement.  The Company paid Chardan a cash placement fee equal to 8.0% of the gross proceeds of the offering, and issued to Chardan a warrant to purchase shares of Common Stock equal to 3.0% of the number of shares sold in the Offering (the “Chardan Warrant”).  The Chardan Warrant has an exercise price of $2.365 per share, a term of 5.5 years from the closing date of the Offering, and otherwise identical terms to the warrants to be issued to the investors in the Offering.  Andrew Arno, a member of the Company’s Board, is Vice Chairman of The Special Equities Group, which at such time was affiliated with Chardan.

On May 3, 2018, the Company completed a private placement with several investors, wherein a total of 3,170,000 shares of the Company’s Common Stock was issued at a purchase price of $2.21 per share, with each investor also receiving a warrant to purchase up to a number of shares of Common Stock equal to the number of shares of Common Stock purchased by such investor in the offering at an exercise price of $2.11 per share, for a total purchase price of approximately $7.0 million (the “May Offering”). The Company engaged Chardan as placement agent for the May Offering pursuant to an engagement letter agreement. The Company agreed to pay Chardan a cash placement fee equal to 7.0% of the gross proceeds of the May Offering. As described above, Andrew Arno, a member of the Company’s Board, is Vice Chairman of The Special Equities Group, which at such time was affiliated with Chardan.

On November 7, 2018, the Company completed a private placement with several investors, wherein a total of 3,239,785 shares of the Company’s Common Stock was issued at a purchase price of $2.32 per share, with each investor also receiving a warrant to purchase up to a number of shares of Common Stock equal to the number of shares of Common Stock purchased by such investor in the offering at an exercise price of $2.20 per share, for a total purchase price of approximately $7.5 million (the “November Offering”). The Company engaged Chardan as placement agent for the November Offering pursuant to an engagement letter agreement. The Company agreed to pay Chardan a cash placement fee equal to 6.0% of the gross proceeds of the November Offering. As described above, Andrew Arno, a member of the Company’s Board, is Vice Chairman of The Special Equities Group, which at such time was affiliated with Chardan.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to our audited financial statements for the fiscal year ended December 31, 2019, which include the consolidated balance sheets of Smith Micro as of December 31, 2019 and 2018, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity and cash flows for the years then ended, and the notes thereto. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference in such filing.

Review with Management. The Audit Committee has reviewed and discussed our audited financial statements with management.

Review and Discussions with Independent Accountants. The Audit Committee has discussed with SingerLewak LLP, our independent registered public accounting firm for the year ended December 31, 2019, the matters required to be discussed by Statement on Auditing Standard No. 16 (Communications with Audit Committees), which includes, among other items, matters related to the conduct of the audit of our financial statements.

The Audit Committee has also received written disclosures and the letter from SingerLewak LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with SingerLewak LLP its independence.

The Audit Committee has also received written disclosures and the letter from SingerLewak LLP required by Independence Standards Board Standard No. 1 (which relates to the accountant’s independence from us and our related entities) and has discussed with SingerLewak LLP its independence.

Conclusion. Based on the review and discussions referred to above, the Committee recommended to our Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the SEC.

AUDIT COMMITTEE

Thomas G. Campbell

Samuel Gulko

Gregory J. Szabo

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us as of March 31, 2020 except where another date is noted below), with respect to beneficial ownership of our Common Stock by (i) each person (or group of affiliated persons) who is known by us to own beneficially more than five percent (5%) of our outstanding Common Stock, (ii) each director, (iii) each of our named executive officers, and (iv) all current directors, executive officers and named executive officers as a group, together with the approximate percentages of outstanding Common Stock owned by each of them.  The following table is based upon information supplied by directors, executive officers, and principal stockholders. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. A person has beneficial ownership of shares if the person has the power to vote or dispose of such shares. This power can be exclusive or shared, direct or indirect. In addition, a person is considered by SEC rules to beneficially own shares underlying options and convertible securities that are presently exercisable or convertible or will become exercisable or convertible within 60 days of the date that beneficial ownership is calculated.  Unless otherwise indicated the address of each beneficial owner is c/o Smith Micro Software, Inc., 5800 Corporate Drive, 5th Floor, Pittsburgh, PA 15237. The percentage of beneficial ownership is based on 40,381,520 shares of our Common Stock outstanding as of March 31, 2020.

	Common Stock
Name or Group of Beneficial Owners	Number of Shares		Percent (1)
Directors and Named Executive Officers:
William W. Smith, Jr.	5,714,557	(2)	13.86%
Andrew Arno	206,360	(3)	*
Thomas G. Campbell	65,750	(4)	*
Steven L. Elfman	88,750	(5)	*
Samuel Gulko	110,500	(6)	*
Gregory J. Szabo	117,750	(7)	*
Timothy C. Huffmyer	320,733	(8)	*
Gail Redmond	294,605	(9)	*
David P. Sperling	344,951	(10)	*
All executive officers and directors as a group (9 persons)	7,263,956		17.60%
5% Stockholders:
No other person is known to us to beneficially own more than 5% of our outstanding Common Stock

(1)

The percentage beneficial ownership of each of our directors and named executive officers, all executive officers and directors as a group, and each 5% stockholder, if any, is based on a fraction, the numerator of which is the number of shares beneficially held by such holder or group of holders, in the case of all executive officers and directors as a group, and the denominator of which is equal to the sum of the number of shares of our Common Stock outstanding at March 31, 2020 plus the number of shares of our Common Stock issuable upon exercise by such holder or group of holders of warrants or options held by such holder or group of holders which are presently exercisable or will become exercisable within 60 days of such date.

(2)

Shares of Common Stock reported are comprised of 4,483,368 unrestricted shares (of which, 455,028 shares are held in the William W. Smith, Jr. Revocable Trust and 6,000 shares held in the William W. Smith, Jr. IRA), 381,189 restricted shares, and 850,000 shares issuable upon exercise of a warrant currently held by William W. Smith, Jr. and Dieva L. Smith.

(3)	Shares of Common Stock reported are comprised of 179,693 unrestricted shares, 22,917 restricted shares and 3,750 shares subject to options with are currently exercisable.
(4)	Shares of Common Stock reported are comprised of 39,083 unrestricted shares, 22,917 restricted shares and 3,750 shares subject to options which are currently exercisable.
(5)	Shares of Common Stock reported are comprised of 65,833 unrestricted shares and 22,917 restricted shares.
(6)	Shares of Common Stock reported are comprised of 81,333 unrestricted shares, 22,917 restricted shares and 6,250 shares subject to options which are currently exercisable.
(7)	Shares of Common Stock reported are comprised of 91,083 unrestricted shares, 22,917 restricted shares and 3,750 shares subject to options which are currently exercisable.
(8)	Shares of Common Stock reported are comprised of 68,451 unrestricted shares and 252,282 restricted shares.
(9)	Shares of Common Stock reported are comprised of 29,823 unrestricted shares, 252,282 restricted shares and 12,500 shares subject to options which are currently exercisable.
(10)	Shares of Common Stock reported are comprised of 92,669 unrestricted shares and 252,282 restricted shares.
(11)	Shares of Common Stock reported are comprised of shares beneficially owned by our NEOs and directors, as reported in the above table and described in the foregoing notes 2-10.

*	Represents less than 1%.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person.  Based solely on our review of such forms furnished to us and written representations from such reporting persons, we believe that all filing requirements applicable to our executive officers, directors and more than 10% stockholders were met in a timely manner, with the exception of a sale transaction completed by Thomas G. Campbell on August 13, 2019 that was reported on August 16, 2019, and quarterly transactions for the withholding of shares for payment of income taxes by each of William W. Smith, Jr. and Timothy C. Huffmyer on December 23, 2019, which were reported on December 30, 2019.

EXECUTIVE OFFICERS

Our executive officers are appointed and serve at the discretion of our Board of Directors.  The following table sets forth certain information regarding our executive officers and certain key executives as of March 31, 2020:

Name	Age	Position
William W. Smith, Jr.	72	Chairman of the Board, President and Chief Executive Officer
David Blakeney	59	Senior Vice President, Engineering
Timothy C. Huffmyer	46	Vice President, Chief Financial Officer, Treasurer and Secretary
Marco Leal Goncalves	42	Vice President, Worldwide Products
Charles B. Messman	49	Vice President, Corporate Development and Investor Relations
Gail Redmond	58	Senior Vice President, Sales Worldwide
Kenneth Shebek	57	Vice President, Chief Information Officer
David P. Sperling	51	Vice President, Chief Technology Officer

For background information regarding Mr. Smith, see “Proposal 1—Election of Directors.”

Mr. Blakeney joined the Company in 2011 and is responsible for Development Engineering. Prior to this role, he led the development team for several Smith Micro products as well as the Wireless Products Quality Engineering team. Prior to joining Smith Micro, he served as Vice President, Research and Development of Tollgrade Communications, Inc., and prior thereto, Mr. Blakeney served as Vice President of Product Development for Marconi’s Broadband Switching Division and Vice President of ATM Engineering at Fore Systems. Previous positions also include engineering management roles at 3Com Corporation and Texas Instruments. Mr. Blakeney holds a Bachelor of Science degree in Electrical Engineering from the University of Illinois.

Mr. Huffmyer joined the Company in June 2017 as Vice President and Chief Financial Officer.  Mr. Huffmyer also serves as the Company’s Treasurer and Secretary, and oversees all finance, accounting and control functions for the Company. Prior to joining the Company, Mr. Huffmyer served as Chief Financial Officer, Treasurer, and Vice President of Finance of Black Box Corporation (“Black Box”) from October 2012, and prior thereto served in financial leadership roles at Black Box, including Director of Finance from February 2008 and Corporate Controller from June 2004. Earlier in his career, he held various financial leadership and accounting roles at Ernst & Young, PrintCafe, Inc., CoManage Corporation and ITPI Staffing. Mr. Huffmyer holds a Bachelor’s degree in Accounting from Michigan State University and is a Certified Public Accountant.

Mr. Leal Goncalves joined the Company in July 2016 as a result of the Company’s acquisition of iMobileMagic and soon thereafter became the Company’s Vice President, Worldwide Products.  He is an experienced professional in the mobile products and services area with a career that spans over 16 years across technical, management and executive roles. Mr. Leal Goncalves started his career at MobiComp, playing a key role in its product development and innovation strategy, helping the company grow and expand internationally. After MobiComp’s acquisition by Microsoft in 2008, he took the role of Principal Group Program Manager where he helped deliver high profile mobile products and data services. Mr. Leal Goncalves left Microsoft in 2011 to start iMobileMagic as its co-founder and CEO. He is a graduate of the Computer Science and Systems Engineering program at the Universidade do Minho in Braga, Portugal.

Mr. Messman joined the Company in April 2016 as Vice President, Corporate Development and Investor Relations.  Mr. Messman brings over 20 years of experience in working with a large range of technology companies providing investor relations counsel, strategy, financing alternatives, and M&A. Prior to joining Smith Micro, Mr. Messman was the Vice President of Finance & Corporate Development at eGain Corporation, as well as having co-founded The MKR Group, serving as its President. He has worked with over 50 companies with market caps ranging from $10 million to $2.5 billion and is well known on Wall Street for having a strong marketing presence throughout many diverse industries. Mr. Messman holds a Bachelor of Arts degree in Economics from Iowa State University.

Ms. Redmond joined the Company in 2011 and since 2016, leads the Company’s global sales team as Senior Vice President, Sales Worldwide.  Prior to her current role, Ms. Redmond served the Company as its Vice President Sales, Americas Strategic, and prior to that as Vice President Sales, Central U.S. and Canada. Prior to joining Smith Micro, Ms. Redmond served as Senior Vice President of Corporate Development for Hillcrest Bank, prior its acquisition by National Bank Holdings Corp. Prior to her role at Hillcrest Bank, Ms. Redmond served as Chief Executive Officer and co-founder of Sozotek, Inc., a mobile imaging start-up, and prior thereto was Vice President of Sales and Marketing for Telespree Communications, a mobile provisioning start-up. Previously, Ms. Redmond held several executive roles at Sprint, including Vice President of Strategic Account Sales and Vice President/General Manager of Sprint Products Group. Ms. Redmond holds a Bachelor of Science degree from Missouri Southwest University and an M.B.A. from the University of Kansas.

Mr. Shebek joined the Company in December 2010 as the Vice President of Operations where he led the Enterprise Mobility Product platform. Mr. Shebek currently is responsible for Information Technology throughout the Company as well as overseeing the Pittsburgh facility. Prior to joining Smith Micro, he was Vice President of Operations for Tollgrade Communications, Inc. He also served as Vice President of Supply & Logistics for Ericsson, Inc. and worked for Marconi as Vice President of Supply Chain and Vice President of North American Operations. He joined Fore Systems in 1994, and previously held management positions with IBM. He holds a Bachelor of Science degree in Mechanical Engineering from Pennsylvania State University.

Mr. Sperling joined the Company in April 1989 and has been the Director of Software Engineering since April 1992. He assumed the Chief Technology Officer position in September 1999.  Mr. Sperling began his professional career as a software engineer with us and he is currently a named inventor on five of the Company’s patents for various Internet and connectivity technologies. He received a Bachelor of Science degree in Computer Science and an M.B.A. from the University of California, Irvine.

EXECUTIVE COMPENSATION

The Summary Compensation Table below summarizes the compensation of the executive officers named therein (our “named executive officers” or “NEOs”) during 2019 and 2018.  Our NEOs for 2019 were as follows:

•	William W. Smith. Jr., President and Chief Executive Officer
•	Timothy C. Huffmyer, Vice President, Chief Financial Officer, Treasurer and Secretary
•	Gail Redmond, Senior Vice President, Sales Worldwide
•	David P. Sperling, Vice President, Chief Technology Officer

The principal elements of our executive compensation program are base salary, cash incentive compensation, long-term equity incentives in the form of restricted stock, and other benefits and perquisites, including certain reimbursements and matching contributions under our 401(k) savings plan.  We view these components of compensation as related but distinct. Although our Compensation Committee does review total compensation, we do not believe that significant compensation derived from one component of compensation should negate or offset compensation from other components. Our executive compensation program is designed to attract, motivate, and retain talented and dedicated executive officers, who are critical to our success. Under this program, a significant portion of our executive officers’ overall compensation is tied to the achievement of key strategic financial and operational goals, as measured by metrics such as revenue and adjusted profitability. The following highlights our approach to executive compensation:

Competitive Positioning: We seek to establish the overall compensation of our executive officers at levels that we believe are roughly comparable with the average levels of compensation of executives at other fast-growing technology companies of similar size.

Significant Portion of Executive Officer Compensation Tied to Performance: Our executive compensation program has four primary components: base salary; cash incentive compensation; equity compensation in the form of restricted stock awards; and other benefits and perquisites.  Among these components, both cash incentive compensation and equity compensation are tied in whole or in part to the satisfaction of performance criteria.  Performance-based incentive compensation constitutes a significant portion of potential compensation for our executive officers.

Limited other Compensation: Consistent with our “pay-for-performance” philosophy, we restrict all other forms of compensation to our executive officers to levels that are consistent with competitive market practices.

Base Salary Compensation

We provide our named executive officers and other executives with base salaries that we believe enable us to hire and retain highly qualified individuals in a competitive environment and to reward individual performance and contributions to our overall business goals, while taking into account the unique circumstances of our company. We review base salaries for our named executive officers annually and increases or decreases, are generally based on Company and individual performance. We also take into account the base compensation paid by companies that we believe to be our competitors and by other public companies with which we believe we generally compete for executives.

Performance-based Cash Bonus Awards

As part of our compensation program and in order to maintain appropriate financial incentives, the Company maintains an annual cash bonus plan in which our named executive officers participate, with the exception of Ms. Redmond who instead participates in a sales compensation plan as detailed below. Pursuant to the cash bonus plan, our participating NEOs and other executives are eligible for cash bonus compensation. Under the plan, cash bonuses are determined and paid each fiscal year on a quarterly basis based upon the achievement of certain performance objectives. Our cash bonus plan is designed to focus our management on achieving key corporate financial objectives, motivate certain desirable behaviors and reward achievement of our key corporate financial objectives and individual goals. Under the terms of the cash bonus plan, the Compensation Committee establishes performance objectives and annual target cash bonus amounts for each named executive officer participating in the plan. In determining the appropriate level of annual target cash bonus for each officer the Compensation Committee considers information provided through independent, third-party surveys and other information collected from public sources for similar positions at peer companies, relative base salary and bonus amounts for each individual and the recommendations of our Chief Executive Officer.

Since the Company has had a turnaround focus for the past several years, the Company has maintained performance-based cash bonus awards to incentivize short-term tactical behavior related to reaching revenue and cost targets on a quarterly basis due to the recent volatility of the business.

Our bonus plan contains performance objectives with a dollar value ascribed to each objective, so that the sum total equals the approved annual target cash bonus for each named executive officer. In each of 2018 and 2019 the objectives for NEOs participating in the plan were related to (1) revenue achievement and (2) operating expense management, which were evenly weighted in terms of target cash bonuses. For each objective, the Compensation Committee applied the percentage by which the objective was achieved (which could exceed 100% in the case of quantitative performance objectives) to the dollar value ascribed to each objective. The dollar values for each objective were then combined to determine the actual cash bonuses paid to each such NEO.

Achievement of the quantitative performance objectives was determined on a quarterly basis based on our financial results for the preceding quarter. As a result, the cash paid in a given fiscal year is the result of the overlap of the attainment achieved for the fourth quarter of the previous year and the first three quarters of the current year. The total of these payments is equal to the amount of non-equity plan compensation reflected in the Summary Compensation Table. Performance objectives are set by the Compensation Committee by quarter for each fiscal year.

The table below outlines the quantitative performance objectives that were established for each named executive officer participating in the plan and the actual results that correspond with their performance cash bonus payouts during 2019:

(in thousands)	Q4 2018	Q1 2019	Q2 2019	Q3 2019
Revenue – target	$7,236	$7,621	$8,225	$9,524
Revenue – actual	$7,352	$8,141	$11,337	$11,782
Operating Expenses* - target	$3,879	$6,200	$6,578	$6,618
Operating Expenses* - actual	$5,379	$6,683	$6,359	$6,710

*

excluding stock-based compensation, amortization of intangible assets, impairment of long-lived assets, and other non-recurring charges and before the reclassification of engineering expenses to cost of goods sold

We believe that the performance objectives for our named executive officers participating in the plan were sufficiently challenging to achieve and that performance at a high level, while devoting full time and attention to their responsibilities, is required for our participating named executive officers to earn their respective cash bonuses.

Sales Compensation Plan

As the executive leader of our worldwide sales organization, Ms. Redmond participated in a sales compensation plan during 2019 pursuant to which she was eligible to earn cash compensation for achievement of specified revenue targets.  A target commission amount was established for each quarter.  The amount of commission actually earned was determined and paid on a quarterly basis following the end of each quarter, and was based on the percentage of target revenue actually achieved.  As a result of the timing of calculation and payment of commission amounts earned, the cash actually paid under the sales compensation plan during 2019 is the amount achieved for the fourth quarter of 2018 and the first three quarters of 2019.  The total of these payments is equal to the amount of non-equity plan compensation reflected for Ms. Redmond in the Summary Compensation Table.

The table below outlines the revenue objectives that were established under the sales compensation plan for Ms. Redmond and the actual results that correspond with her sales compensation plan payouts during 2019:

(in thousands)	Q4 2018	Q1 2019	Q2 2019	Q3 2019
Revenue* – target	$8,116	$7,271	$7,725	$9,074
Revenue* – actual	$6,860	$7,852	$10,637	$11,601

*	excluding revenue items not within sales executive responsibility

We believe that the revenue and associated commission targets under the sales compensation plan were sufficiently challenging to achieve and that performance at a high level, while devoting full time and attention to her responsibilities, is required for our participating NEO to earn the commission amounts under the plan.

Equity Compensation

We believe that for growth companies in the software technology sector, such as Smith Micro, equity awards are a significant compensation-related motivator in attracting and retaining executive-level employees. Accordingly, we have provided our named executive officers and other executives with long-term equity incentive awards that incentivize those individuals to stay with us for long periods of time, which in turn should provide us with greater stability over such periods than we would experience without such awards. We provided grants of restricted stock to each of our named executive officers in 2019.  No other equity awards were granted to our named executive officers during 2019.

Our 2019 restricted stock grants vest over a period of four years from the grant date. Half of each total grant vests on a monthly basis and will be earned based on continuous service by the executive over the vesting period. The remaining half is subject to a performance-based hurdle required for each executive. One quarter of each total grant will be earned if the Company achieves a specific annual revenue target, and an additional one quarter of each total grant will be earned if the Company achieves a specific annual operating expense target (determined on a non-GAAP basis, excluding stock-based compensation, the amortization of intangible assets and before reclassification of engineering COGS), with a proportionate adjustment to the total performance portion of the grant if the targets are not fully met. Shares earned under the performance conditions cannot exceed the total number of performance shares, even if the sum of the revenue attainment and the expense attainment exceed 100%. Once performance against these hurdles is determined, the “earned” shares will vest 25% on the determination (earnings) date and then ratably over the next thirty-six months, based on continuous service by the executive.

Executive Benefits and Perquisites

We provide the opportunity for our named executive officers and other executives to receive certain perquisites and general health and welfare benefits. We also offer participation in our defined contribution 401(k) plan to our named executive officers. We provide a 20% match on all eligible employee contributions to our 401(k) plan. We provide these benefits to create additional incentives for our executives and to remain competitive in the general marketplace for executive talent.

Summary Compensation Table – 2019 and 2018

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Non-Equity Plan Compensation ($) (2)	All Other Compensation ($)		Total ($)
William W. Smith, Jr.	2019	475,000	396,000	301,299	14,635	(3)	1,186,934
Chairman, President and Chief Executive Officer	2018	475,000	246,250	163,297	15,580	(4)	900,127
Timothy C. Huffmyer	2019	243,334	247,500	103,195	3,800	(5)	597,829
Vice President, CFO, Secretary and Treasurer	2018	235,000	246,250	93,312	3,700	(5)	578,262
Gail Redmond	2019	212,500	247,500	217,102	3,800	(5)	680,902
Senior Vice President, Sales Worldwide	2018	200,000	246,250	136,048	3,700	(5)	585,998
David P. Sperling	2019	255,000	247,500	100,140	3,800	(5)	606,440
Vice President, Chief Technology Officer	2018	255,000	246,250	79,316	3,700	(5)	584,266

(1)

The amounts shown in this column represent the aggregate grant date fair value of Restricted Shares granted in 2018 and 2019 computed in accordance with FASB ASC Topic 718. Generally, the aggregate grant date fair value is the amount that the company expects to expense in its financial statements over the award’s vesting schedule. These amounts reflect the Company’s accounting expense and do not correspond to the actual value that will be realized by the named executive officers. For Restricted Shares, the fair value is calculated using the closing price of our stock on the date of grant. The assumptions we used with respect to the valuation of stock grants are set forth in Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

(2)

The amounts in this column reflect the cash awards paid pursuant to our bonus plan (with respect to Messrs. Smith, Huffmyer and Sperling) and sales commission plan (with respect to Ms. Redmond) in 2019 and 2018.

(3)	Amount comprised of $10,835 in tax preparation fees paid by the Company and 401(k) matching contributions of $3,800 made by the Company.
(4)	Amount comprised of $11,880 in tax preparation fees paid by the Company and 401(k) matching contributions of $3,700 made by the Company.
(5)	Amount comprised of 401(k) matching contributions made by the Company.

Outstanding Equity Awards at December 31, 2019

The following table sets forth the number of securities underlying outstanding equity awards for each named executive officer as of December 31, 2019, comprised of outstanding unvested shares of restricted stock as of such date.  There were no option awards outstanding for any of our named executive officers as of December 31, 2019.

	Stock Awards
Named Executive Officer	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($) (1)
William W. Smith, Jr.	4,383	(2)	17,444
	69,795	(3)	277,784
	179,167	(4)	713,085
Timothy C. Huffmyer	69,795	(3)	277,784
	111,980	(4)	445,680

Gail Redmond	732	(2)	2,913
	69,795	(3)	277,784
	111,980	(4)	445,680
David P. Sperling	2,190	(2)	8,716
	69,795	(3)	277,784
	111,980	(4)	445,680

(1)	Determined by multiplying the number of shares by $3.98, the closing price for our stock on the Nasdaq Global Market on December 31, 2019.
(2)

Unvested portion of an award granted during 2016, 50% of which was subject to time-based vesting and 50% of which was subject to performance and time-based vesting.  Shares are currently vesting in monthly installments. Shares will be fully vested in March 2020.

(3)

Unvested portion of an award granted during 2018, 50% of which was subject to time-based vesting and 50% of which was subject to performance and time-based vesting. Shares are currently vesting in monthly installments. Shares will be fully vested in March 2022.

(4)

Unvested portion of an award granted during 2019, 50% of which was subject to time-based vesting and 50% of which was subject to performance and time-based vesting. Shares are currently vesting in monthly installments.  Shares will be fully vested in March 2023.

Employment Agreements

Agreement with William W. Smith, Jr.

In June 2005, we agreed to make to William W. Smith, Jr., our Chairman of the Board, President and Chief Executive Officer, a lifetime payment of $6,000 annually, subject to annual increases of 5%, to commence at the time of his future retirement or resignation from employment. The agreement provides that we may, at our option, discharge our obligations under the agreement by purchasing a single premium annuity for the benefit of Mr. Smith. We estimate that it would cost approximately $65,000 to purchase such an annuity.

Other than as disclosed above, none of the named executive officers has an employment agreement with us, and the employment of each of the named executive officers may be terminated at any time at the discretion of the Board of Directors.

Potential Payments Upon Termination or Change in Control

The terms of the restricted stock award agreements associated with restricted stock granted under our Plan provide that the shares of restricted stock granted thereunder automatically become fully vested, no longer subject to restrictions and freely transferable upon a “Change of Control” as such term is defined in our Plan.  We provide this benefit in order to properly incentivize our executives to support a Change of Control that would be deemed beneficial to our shareholders.

Director Compensation

The following table sets forth compensation that our directors (other than Mr. Smith, who is a named executive officer and does not separately receive any compensation for his board service) earned during 2019 for services as members of our Board of Directors.

Name	Fees earned or paid in cash ($)	Stock Awards ($) (1)	Total ($)
Andrew Arno	15,000	49,500	64,500
Thomas G. Campbell	15,000	49,500	64,500
Steven L. Elfman	15,000	49,500	64,500
Samuel Gulko	15,000	49,500	64,500
Gregory J. Szabo	15,000	49,500	64,500

(1)

The amounts shown represent the grant date fair value computed in accordance with FASB ASC Topic 718. The assumptions we used with respect to the valuation of stock and option grants are set forth in Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Summary of Director Compensation

Non-employee members of the Board of Directors receive quarterly fees for Board and committee service, and are reimbursed for their out-of-pocket expenses in connection with service on the Board of Directors. During 2019, the quarterly fee paid to our non-employee directors was $3,750.  Non-employee members of the Board of Directors are eligible to receive discretionary awards under our Plan.  On February 12, 2019, each director then serving received a special discretionary grant of 25,000 shares of restricted stock valued at $1.98 per share which vested in equal installments over a period of 12 months from the grant date.

ANNUAL REPORT

Our Annual Report on Form 10-K for the 2018 fiscal year, filed with the Securities and Exchange Commission on March 13, 2020, is being mailed along with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material. Stockholders may also obtain a copy of the Annual Report, including the financial statements and financial statement schedules, without charge, by writing to Investor Relations at our principal executive offices located at 5800 Corporate Drive, 5th Floor, Pittsburgh, PA 15237. We will furnish upon request any exhibits to the Form 10-K upon the payment by the requesting stockholder of our reasonable expenses in furnishing such exhibits. Our Annual Report on Form 10-K, as well as certain other reports, proxy statements and other information regarding Smith Micro, are also available on our website at http://www.smithmicro.com or the Securities and Exchange Commission’s public website at http://www.sec.gov.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” is intended to provide extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Company stockholders will be “householding” our proxy materials. For stockholders requesting paper copies of the proxy statement, a single annual report and proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may (1) if you are not a stockholder of record, notify your broker, or (2) if you are a stockholder of record, direct your written request to Investor Relations, Smith Micro Software, Inc., 5800 Corporate Drive, 5th Floor, Pittsburgh, PA 15237 or your oral request to the Smith Micro at (412) 837-5300. If you currently receive multiple copies of the proxy statement at your address and would like to request “householding” of these communications, please contact your broker if you are not a stockholder of record; or contact our Investor Relations department if you are a stockholder of record, using the contact information provided above.

OTHER MATTERS

We know of no other matters to be brought before the Annual Meeting. If any other matter is properly presented for consideration at the Annual Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters. Discretionary authority with respect to such other matters is granted by a stockholder’s submission of their proxy.

All stockholders are urged to vote by following the instructions on the Notice or, if printed proxy materials were received, by following the instructions provided with printed proxy materials.

By Order of the Board of Directors,

/s/ Timothy C. Huffmyer
Timothy C. Huffmyer
Corporate Secretary
Pittsburgh, Pennsylvania
April 28, 2020

APPENDIX A

AMENDMENT TO SMITH MICRO SOFTWARE, INC.

2015 OMNIBUS EQUITY INCENTIVE PLAN

The Smith Micro Software, Inc. 2015 Omnibus Equity Incentive Plan (as previously amended on June 14, 2018, the “Plan”) is hereby amended as of the date set forth below, as follows:

Section 5.1(a) shall be stricken and replaced in its entirety with the following:

“(a) Share Reserve. The Committee may from time to time grant Awards to one or more Employees, Directors and/or Consultants determined by it to be eligible for participation in the Plan in accordance with the provisions of Article VI. The maximum aggregate number of Shares which may be issued pursuant to all Awards may not exceed Nine Million Six Hundred Twenty-Five Thousand (9,625,000) (subject to adjustment in the same manner provided in Article XV with respect to Shares subject to Awards then outstanding) (the “Share Reserve”).

The remaining provisions of the Plan are not modified or changed by this Amendment.

This Amendment was adopted by the Board of Directors of Smith Micro Software, Inc. on April 14, 2020 and by its stockholders on June 9, 2020.

Dated: ______________ ___, 2020	Timothy C. Huffmyer, Vice President, Chief Financial Officer, Treasurer and Secretary

SMITHMICRO SOFTWARE VOTE

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2020 Annual Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals – The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1. **Election of Directors**: To elect two (2) directors to serve for a three-year term ending at the 2023 Annual Meeting of Stockholders or until their successors are duly elected and qualified:

Nominee	For	Withhold
01 - William W. Smith, Jr.	☐	☐
02 - Gregory Szabo	☐	☐

B Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
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The 2020 Annual Meeting of Stockholders of Smith Micro Software, Inc. will be held on June 9, 2020, 11:00 a.m. Eastern Time, virtually via the internet at www.meetingcenter.io/215415808.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

The password for this meeting is – SMSI2020.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.envisionreports.com/SMSI

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Proxy — Smith Micro Software, Inc.

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Notice of 2020 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — June 9, 2020

William W. Smith, Jr. and Timothy C. Huffmyer, or either of them, each with the power of substitution, are hereby authorized as Proxies of the undersigned to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Smith Micro Software, Inc. to be held on June 9, 2020 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed herein by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of directors and FOR items 2, 3 and 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address – Please print new address below.	**Comments** – Please print your comments below.

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